Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Harris Corporation and in the related Prospectuses of our report dated August 24, 2007 (except Note 8 and Note 23, as to which the date is November 6, 2007), with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries, and our report dated August 24, 2007, with respect to Harris Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Harris Corporation, included in this Current Report on Form 8-K of Harris Corporation:

Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	Nos. 33-37969; 33-51171; and 333-07985	Harris Corporation Stock Incentive Plan
Form S-8	No. 333-49006	Harris Corporation 2000 Stock Incentive Plan
Form S-3	No. 333-108486	Harris Corporation Debt and Equity Securities
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-3 ASR	No. 333-132238	Harris Corporation Debt and Equity Securities

/s/
ERNST & YOUNG LLP

Certified Public Accountants

Jacksonville, Florida
November 6, 2007